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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     December 17, 1998 (December 15, 1998)



                                ENVOY CORPORATION
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             (Exact name of registrant as specified in its charter)


                   Tennessee                                  0-25062                       62-1575729
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(State or other jurisdiction of incorporation)       (Commission File Number)            (I.R.S. Employer
                                                                                        Identification No.)
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    15 Century Boulevard, Suite 600, Nashville, TN                  37214
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      (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (615) 885-3700



                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.           Other Events
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         ENVOY Corporation, a Tennessee corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of December 15, 1998 (the "Merger
Agreement"), by and among Quintiles Transnational Corp., a North Carolina corporation (the "Parent"), QELS Corp., a Tennessee corporation and newly formed, wholly-owned subsidiary of Parent ("Merger Sub"), and the Company.
Pursuant to and subject to the terms and conditions of the Merger Agreement,
Merger Sub will be merged with and into the Company (the "Merger"), with the
Company continuing as the surviving corporation (the "Surviving Corporation").
As a result of the Merger, the Company will become a wholly-owned subsidiary of the Parent. At the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock of the Company, no par value per share (the "Company Common Stock"), and each issued and outstanding share of
Series B Convertible Preferred Stock of the Company, liquidation preference
$10.75 per share (the "Preferred Stock"), will be converted into the right to receive 1.166 shares of common stock of the Parent, par value $.01 per share.
Each issued and outstanding share of common stock of Merger Sub, par value $.01 per share, will be converted into one share of common stock, no par value per share, of the Surviving Corporation.

         In connection with the execution of the Merger Agreement, certain shareholders of the Company (the "Shareholders") entered into a Stock Voting
Agreement with the Parent, dated as of December 15, 1998 (the "Voting
Agreement"), pursuant to which the Shareholders revoked any and all proxies relating to their shares of Company Common Stock and Preferred Stock
(collectively, the "Shares") and agreed to vote such Shares for the approval of the Merger Agreement and all agreements and actions related to the Merger.

         The Merger is subject to termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the Company's and the Parent's shareholders and certain other conditions.

         On December 16, the Company and the Parent issued a press release (the
"Press Release") concerning the Merger and the execution of the Merger
Agreement.

         The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Voting Agreement and the Press Release, which are attached hereto as Exhibits 2.01, 99.01 and 99.02 and are incorporated herein by reference.



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Item 7(c).      Exhibits
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   2.01         Agreement and Plan of Merger, dated as of December 15, 1998, by and among Quintiles Transnational Corp., QELS Corp. and ENVOY
                Corporation. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish
                supplemental copies of the omitted materials to the Commission upon request.)

   99.01 Stock Voting Agreement, dated as of December 15, 1998, by and between certain shareholders of ENVOY Corporation and Quintiles Transnational Corp. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the Commission upon request.)

   99.02        Joint Press Release dated December 16, 1998.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ENVOY CORPORATION


Date: December 16, 1998        /s/ Kevin M. McNamara
                               -------------------------------------------------
                               Kevin M. McNamara
                               Senior Vice President and Chief Financial Officer








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                                  EXHIBIT INDEX


   No.                                    Exhibit
---------       ---------------------------------------------------------------
   2.01         Agreement and Plan of Merger, dated as of December 15, 1998, by and among Quintiles Transnational Corp., QELS Corp. and ENVOY
                Corporation. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish
                supplemental copies of the omitted materials to the Commission upon request.)

   99.01 Stock Voting Agreement, dated as of December 15, 1998, by and between certain shareholders of ENVOY Corporation and Quintiles Transnational Corp. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the Commission upon request.)

   99.02        Joint Press Release dated December 16, 1998.





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